Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Robert M. Collins , Chief Executive Officer, and I, Brian Igoe, Chief Financial Officer of Partners Group Growth, LLC (the “Registrant”) each certify that:

1.	This Form N-CSR filing for the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Robert M. Collins
Robert M. Collins, President &
Chief Executive Officer
(Principal Executive Officer)

Date:	June 9, 2026

By:	/s/ Brian Igoe
Brian Igoe, Chief Financial Officer
(Principal Financial Officer)

Date:	June 9, 2026